Exhibit 99.1

ChineseInvestors.com, Inc. Announces Paul Dickman’s Return as its Chief Financial Officer

SAN GABRIEL, CA (September 25, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announced that it has appointed Paul Dickman as its Chief Financial Officer (“CFO”) effective September 25, 2017. Mr. Dickman will also continue to serve on the Company’s Board of Directors. As ChineseInvestors.com, Inc.’s new CFO, Mr. Dickman is responsible for leading financial operations and activities for the Company and establishing and monitoring the financial plan and strategies for the Company.

Mr. Dickman previously served as the Company’s CFO from July 2010 through October 22, 2016, when he resigned to pursue a new opportunity. Upon his resignation as CFO, Mr. Dickman continued to remain a part of the Company’s leadership team serving as a non-employee member of the Board of Directors and as the chairman of several committees.

Mr. Dickman has a broad range of accounting and finance experience. He began his career working as an auditor and financial consultant with several regional accounting and consulting firms. His previous roles include working on large private and public organizations as well as fraud investigations and preparing complex business valuations. In addition to his work as CFO for Chineseinvestors.com, Inc., he has also served as the CFO for several other companies which he has led through the process of becoming publicly traded companies. Mr. Dickman is an entrepreneur and has successfully built businesses from the ground up, as well as being an active investor in the angel community. Mr. Dickman is also the founder and president of Breakwater MB, a boutique merchant bank focused on investing in high-growth businesses in emerging industries.

In addition to his work in finance, Mr. Dickman has extensive experience serving as a governance expert and board member. In addition to serving on the board of Chineseinvestors.com, Inc. he has served on the board of the Rockies Venture Club, Medicine Man Technologies, Inc. as well as a local nonprofit board. During his time serving in these, capacities he has continued to develop this expertise for which he was recognized as a Fellow of the National Association of Corporate Directors (NACD).

"We are incredibly fortunate that Paul has agreed to return as our Chief Financial Officer. We look forward to his contributions in the financial and contractual management of the Company’s growth. Moreover, Paul shares our passion for excellence, innovation, and entrepreneurial thinking," said Warren Wang, Chief Executive Officer. "I am confident that Paul will serve effectively as our CFO just as he did in the past, helping us to build an infrastructure that supports long-term growth."

"I am excited to resume the position as CFO for ChineseInvestors.com, Inc.," said Paul. "Over the next few years, we will work together to identify the greatest opportunities for growth and develop and adopt strategic solutions to achieve our growth goals for the upcoming year."

Paul received his Bachelor of Science in financial management from Bob Jones University. He is currently a licensed CPA in the state of South Carolina.

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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